                       TREDEGAR MOLDED PRODUCTS COMPANY
                             ARTICLES OF AMENDMENT

                                       I

      The name of the Corporation is Tredegar Molded Products Company (the "Corporation").

                                       II

      Article I of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

               "The name of the Corporation is Precise TMP, Inc."

                                       III

      The foregoing amendment was adopted by written consent of the Corporation's sole shareholder on April 14, 1996.

Dated:  April 4, 1996         TREDEGAR MOLDED PRODUCTS COMPANY

                                          By: /s/ John R. Weeks
                                             -------------------------
                                             John R. Weeks, President

                          ETHYL MOLDED PRODUCTS COMPANY

                              ARTICLES OF AMENDMENT

                                        I

      The name of the Corporation is Ethyl Molded Products Company (the "Corporation").

                                       II

      Article I of the Corporation's Articles of incorporation is hereby amended to read in its entirety as follows:

            "The name of the Corporation is Tredegar
            Molded Products Company."

                                       III

      The foregoing amendment was adopted by written consent of the

Corporation's sole shareholder on June 30, 1989.

Dated:  June 30, 1989                     ETHYL MOLDED PRODUCTS COMPANY

                                          By:   /s/ John D. Gottwald
                                                ----------------------
                                                John D. Gottwald
                                                President

                         ARTICLES OF SERIAL DESIGNATION
                                       OF
                          ETHYL MOLDED PRODUCTS COMPANY


      FIRST: The name of the corporation is Ethyl Molded Products Company.

      SECOND: The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on December 16, 1983:

                        SERIAL PREFERRED STOCK, SERIES A

      RESOLVED, that the Board of Directors hereby establishes a series of the Serial Preferred Stock of the Corporation to consist of 1,700 shares, and the Board of Directors hereby fixes and determines the relative rights and preferences of the shares of such series as follows:

            (1) Designation. The designation of the series of Serial Preferred Stock established by this resolution shall be "$120.00 Cumulative Preferred Stock, Series A (without par value)" (hereinafter called the "Series A Stock").

            (2) Dividends. The holders of shares of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors, a cumulative dividend in cash at the rate of One Hundred Twenty Dollars per share per year, payable annually on the

                                                                              2.


      last business day of December in each year (being hereinafter called a "dividend period") beginning on the last business day of December, 1984.

      Dividends on shares of the Series A Stock shall be cumulative commencing with the first day of the first dividend period for which a dividend is payable in accordance with the first sentence of this subdivision (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends). All dividends declared upon the shares of the Series A Stock shall be declared pro rata. Holders of shares of the Series A Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein.

            (3) Redemption. The shares of the Series A Stock shall be subject to redemption as follows:

                  Optional Redemption Right. At any time after the tenth
            anniversary of the initial issuance of the Series A Stock, the Corporation may call for redemption all or any part of the outstanding Series A Stock at a price of $1,000 a share.

                  Redemption Procedure. Notice of redemption of shares of the
            Series A Stock shall be given by a notice mailed by first class mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the registered holders of the Series A Stock at their addresses as shown on the

                                                                              3.


            books of the Corporation. On or at any time before the redemption date specified in any notice of redemption (the "Redemption Date") the Corporation may deposit in trust, for the account of the holders of the shares redeemed, funds necessary for such redemption with a bank or trust company in Richmond, Virginia or New York, New York, having capital and surplus aggregating at least $50,000,000. Upon the mailing as hereinabove provided of the notice of such redemption, provided such notice specifies the office of such bank or trust company where such deposit in trust has been made (or the date on which it will be made) and states that deposit is (or shall
            be) immediately available to the holders of the shares to be redeemed, and upon the making of such deposit in trust together with irrevocable instructions and authority to pay the amounts due upon redemption, then all shares with respect to the redemption of which such deposit and instructions shall have been made and such notice therefor given shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out

                                                                              4.


            of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof (including all accumulated dividends), without interest.

                  Payment of Dividends at Redemption. Before redeeming any
            shares of the Series A Stock, all accumulated dividends on the Series A Stock, including the dividend payable on the Redemption Date, shall be declared and paid on the Redemption Date.

      (4) Rights on Liquidation, Dissolution, Winding Up. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders an amount equal to $1,000 per share, plus an amount equal to accumulated and unpaid dividends to and including the date on which such payment is made, but the holders of Series A Stock shall be entitled to no further participation in such distribution.

      (5) Voting. The holders of the Series A Stock shall have no voting rights except in the event that at any time or from time to time, while any shares of the Series A Stock are outstanding, six or more annual dividends, whether consecutive or not, on any shares of the Series A Stock shall be in arrears and unpaid, whether

                                                                              5.


or not declared, then the holders of all of the outstanding shares of the Series A Stock together with the holders of any other series of Serial Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation of the Corporation, voting as a single class, shall be entitled to elect two members of the Board of Directors of the Corporation. Immediately after the occurrence of such event, the number of directors of the Corporation shall be increased by two and (unless a regular meeting of stockholders of the Corporation is to be held within 60 days for the purpose of electing directors) the Corporation shall give prompt notice to the holders of all of the outstanding shares of the Serial Preferred Stock then so entitled to such a vote of a special meeting of such holders to take place within 60 days after the occurrence of such event. If such meeting shall not have been called as so provided, such meeting may be called at the expense of the Corporation by the holders of not less than five percent of such Serial Preferred Stock at the time outstanding, on written notice specifying the time and place of the meeting given by mail not less than ten days or more than 30 days before the date of such meeting specified in such notice. At such meeting the holders of all of such Serial Preferred Stock at the time outstanding, voting as a single class, shall have

                                                                              6.



the right to elect the two additional members of the Board of Directors of the Corporation.

      If a regular meeting of the stockholders of the Corporation for the purpose of electing directors is to be held within 60 days after the occurrence of such event, then at such meeting, and, in any event, at each subsequent meeting of the stockholders of the Corporation called for the purpose of electing directors, the holders of such Serial Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two members of the Board of Directors on the same conditions as stated above.

      At any special or regular meeting provided for in the next two preceding paragraphs, each outstanding share of such Serial Preferred Stock shall be entitled to one vote for the election of the directors provided for herein; the holders of a majority of the shares of such Serial Preferred Stock at the time outstanding shall constitute a quorum; and a plurality vote of such quorum shall govern.

      The directors elected by the holders of such Serial Preferred Stock shall hold office until their successors shall be elected. The right of holders of the Serial Preferred Stock to elect such two additional directors shall continue until such time as all accumulated dividends on such shares have been paid in full. The right shall be terminated for the time being and

                                                                              7.


the terms of the directors so elected shall automatically expire at such time as all dividends on all outstanding shares of such Serial Preferred Stock in arrears shall have been paid in full.


      (6) Retirement of Redeemed Shares, etc. Shares of the Series A Stock which have been acquired by the Corporation shall not be reissued as Series A Stock but shall be retired and canceled in the manner provided by law and shall become authorized as Serial Preferred Stock undesignated as to Series. Shares of Series A Stock which are held by the Corporation shall not be deemed outstanding for any purpose.

Dated: December 16, 1983


                                    ETHYL MOLDED PRODUCTS COMPANY


                                    By: /s/ F.D. Gottwald, Jr.
                                       ------------------------
                                        F.D. Gottwald, Jr.,
                                        Chairman of the Board


                               And by:  /s/ E.W. Elmore
                                       ------------------------
                                        E.W. Elmore, Secretary

                            ARTICLES OF INCORPORATION
                                       OF
                          ETHYL MOLDED PRODUCTS COMPANY

                                 ---------------

                                    ARTICLE I

      The name of the Corporation is Ethyl Molded Products Company.

                                   ARTICLE II

      The purpose for which the Corporation is organized is to engage in and conduct any or all lawful business, not required to be specifically stated in these Articles.

                                   ARTICLE III

      The Corporation shall have authority to issue 2,000 shares of Common Stock, par value $1.00 per share, and 2,500 shares of Serial Preferred Stock, without par value.

                            A. Serial Preferred Stock

      1. Issuance in Series. The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(h), both inclusive, of this section 1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

                                                                              2.


      The shares of the Serial Preferred Stock of different series may vary as to:

      (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

      (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

      (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate act;

      (d) the price at and the terms and conditions on which shares may be redeemed;

      (e) the amount payable upon shares in event of involuntary liquidation;

      (f) the amount payable upon shares in event of voluntary liquidation;

      (g) any sinking fund provisions for the redemption or purchase of shares; and

      (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

      The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this section 1, shall have been fixed and determined by the Board of Directors prior to the issuance thereof.

                                                                              3.



      2. Dividends. The holders of the Serial Preferred stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividends shall be payable on such dates as shall be fixed for such series. Dividends, if cumulative and in arrears, shall not bear interest.

      No dividends shall be declared or paid upon or set apart for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect of dividends or assets (hereinafter called Junior Stock), and no shares of Serial Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking funds therefor, unless and until (i) full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and (ii) all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at

                                                                              4.


the dividend rate or rates therefor, to the extent that holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

            3. Preference on Liquidation. In the event of any liquidation,

dissolution or winding up of the Corporation, the holders of the Serial Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all

                                                                              5.


cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this section 3, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preferred Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for payment thereon; provided, however, that, if the dividends on such shares shall not be fully cumulative, such expression shall mean the dividends, if any, cumulative in respect of such shares for the period stated in the articles of serial designation

                                                                              6.


creating such shares less all dividends paid in or with respect to such period.


                                 B. Common Stock

      1. Subject to the provisions of law and the rights of holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

      2. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full of all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

      3. The holders of Common Stock shall be entitled to one vote per share on all matters.

                              C. Preemptive Rights

      No holder of Serial Preferred Stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (a) any shares of any class of stock of the Corporation, whether now or hereafter authorized, or
(b) any warrants,

                                                                              7.


rights or options to purchase any such stock, or (c) any securities or obligations convertible into any such stock or into any warrants, rights or options to purchase any such stock.

      The holders of Common Stock shall have no preemptive rights to purchase or subscribe to any shares of Serial Preferred Stock or to any shares of any class of stock of the Corporation that may be issued on conversion of any shares of Serial Preferred Stock.

                                   ARTICLE IV

      The initial registered office shall be located at P. O. Box 2189, 330 South Fourth Street in the City of Richmond, Virginia, and the initial registered agent shall be E. Whitehead Elmore, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                    ARTICLE V

      The number of Directors constituting the initial Board of Directors shall be three and the names and addresses of the persons who are to serve as the initial directors are as follows:

          Name                          Residence Address

          ----                          -----------------
     L.E. Blanchard, Jr.                4101 Sulgrave Road
                                        Richmond, Virginia 23221

     B.C. Gottwald                      4203 Sulgrave Road
                                        Richmond, Virginia 23221

     F.D. Gottwald, Jr.                 300 Herndon Road
                                        Richmond, Virginia 23229

                                                                              8.


                                   ARTICLE VI

      1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other entity against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall of itself create a presumption that the person did not act in good faith or did not act in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, no such termination shall create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

                                                                              9.


      2. In addition, the Corporation shall indemnify any person referred to in section 1 of this Article who was or is a party or is threatened to be made a party to any action, suit or proceeding referred to in section 1 of this Article against all judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any such action, suit or proceeding where indemnification is not authorized by the provisions of section 1 of this Article so long as (a) such person shall not have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation, or (b) in the case of such adjudication the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person if fairly and reasonably entitled to indemnification.

      3. Any indemnification under section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such section 1 or 2. Such determination shall be made (a) by the Corporation's Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, a majority of disinterested Directors so directs, by independent legal counsel

                                                                             10.


in a written opinion; or (c) by the shareholders. If the determination is to be made by the Directors, they may rely, as to all questions of law, on the advice of independent counsel.

      4. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in section 3 of this Article, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

      5. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in sections 1 and 2 of this Article who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was an employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as an employee, agent or consultant of another corporation, partnership, joint venture, trust or other entity, to the same extent as if such person were specified as one to whom indemnification is granted in section 1 or 2 of this Article. The provisions of sections 3 and 4 of

                                                                             11.


this Article shall be applicable to any indemnification provided hereafter pursuant to this section 5.

      6. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or consultant of another corporation, partnership, joint venture, trust or other entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      7. Every reference herein to director, officer, employee, agent or consultant shall include former directors, officers, employees, agents and consultants and their respective heirs, executors and administrators. The indemnification hereby provided (and provided hereafter pursuant to the power hereby conferred on the Board of Directors) shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the

                                                                             12.


Corporation would not have the power to indemnify such person under the provisions of this Article.

Dated: December 8, 1983

                                           /s/ Sandra L. Kramer
                                          --------------------------------
                                          Sandra L. Kramer, Incorporator